                                                                Exhibit 2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-74018, 33-4780 and 33-44581 on Forms S-8 of Public Service Enterprise Group Incorporated of our report dated May 20, 1994 appearing in this Annual Report on Form 11-K of the Public Service Electric and Gas Company Thrift and Tax-Deferred Savings Plan for the year ended December 31, 1993.



DELOITTE & TOUCHE
DELOITTE & TOUCHE
Parsippany, New Jersey
May 20, 1994